Exhibit 99.1

EARNINGS RELEASE

CONTACT

Rob Anderson

Chief Financial Officer and Chief Administrative Officer

(615) 732-6470

CapStar Financial Holdings, Inc. Report First Quarter 2020 Results

Entering Cycle with Strong Balance Sheet Position

NASHVILLE, TN, April 27, 2020/GlobeNewswire/ -- CapStar Financial Holdings, Inc. (“CapStar”) (NASDAQ:CSTR) reported first quarter net income of $1.3 million, pre-tax pre-provision income of $8.3 million, and increased its allowance for loan losses $7.5 million based on an initial assessment of the range of potential impacts from the COVID-19 pandemic to its loan portfolio. As a result, CapStar’s allowance for loan losses to total loans increased during the quarter from 0.89 percent to 1.39 percent at March 31, 2020. Fully diluted earnings per share were $0.07, compared to $0.25 from a year ago. Excluding merger-related and other charges, operating(1) earnings per share were $0.08.

“I am pleased with the quality and improvement in our first quarter pre-tax pre-provision earnings, given how challenging the industry’s outlook was for 2020,” said Timothy K. Schools, CapStar’s president and chief executive officer. “Mid-quarter, our attention quickly and unexpectedly pivoted to addressing the impacts of COVID-19. I could not be prouder of what our teammates have accomplished working together to support each other, clients, and communities. It is unimaginable that over the last forty-five days we mobilized 100% of our non-branch employees to work from home, served our clients solely through online banking and drive thru locations, and responded and processed approximately 1,700 applications for the Small Business Administration’s Paycheck Protection Program.”

“Importantly, our leadership team proactively enacted well thought out pandemic procedures,” Schools continued. “Forward thinking in technology investments, liquidity planning, credit administration, and capital planning positions us well as we enter the current cycle. We believe in and are excited about our communities and look forward to continuing to be a leader as we all work together to navigate this environment. While we will face uncertain challenges in the near-term and loan losses are likely, we are cautiously optimistic with the initial assessment of our credit risk.”

Soundness

•	Annualized net charge-offs to average loans were 0.01% for the three months ended March 31, 2020 compared to 0.01% for the same period in 2019.
•	Non-performing assets to total loans and OREO were 0.26% at March 31, 2020 compared to 0.19% at March 31, 2019.
•	The leverage ratio was 11.19% at March 31, 2020 compared to 10.97% at March 31, 2019.
•	The total risk based capital ratio was 13.64% at March 31, 2020 compared to 12.64% at March 31, 2019.

(1) Operating measures exclude merger-related expenses unrelated to CapStar’s normal operations. For a discussion and reconciliation of the Non-GAAP operating measures that exclude merger-related costs unrelated to CapStar’s normal operations, see the section titled “Non-GAAP Disclaimer” and the Non-GAAP financial measures section of the financial statements.

Profitability

•	Net interest margin for the three months ended March 31, 2020 was 3.50% compared to 3.75% for the same period in 2019.
•	The operating efficiency ratio for the three months ended March 31, 2020 was 61.78% compared to 65.01% for the same period in 2019.
•	Operating annualized pre-tax pre-provision income to average assets for the three months ended March 31, 2020 was 1.68% compared to 1.55% for the same period in 2019.
•	Operating annualized return on average assets for the three months ended March 31, 2020 was 0.30% compared to 1.06% for the same period in 2019.
•	Operating annualized return on average tangible equity for the three months ended March 31, 2020 was 2.68% compared to 10.02% for the same period in 2019.

Growth

•	Average deposits for the quarter ended March 31, 2020 increased 9.3% to $1.74 billion, compared to $1.59 billion for the same period in 2019.
•	Average gross loans for the quarter ended March 31, 2020 fell 2.8% to $1.42 billion, compared to $1.46 billion for the same period in 2019.
•	Pre-tax pre-provision earnings for the quarter ended March 31, 2020 increased 18.7% to $8.3 million, compared to $7.0 million for the quarter ended March 31, 2019.
•	Tangible book value per share for the quarter ended March 31, 2020 increased 9.6% to $12.66, compared to $11.55 for the quarter ended March 31, 2019.

Dividend

As previously announced on April 22, 2020, the board of directors of CapStar approved a quarterly dividend of $0.05 per common share that will be paid on May 29, 2020 to shareholders of record of CapStar’s common stock as of the close of business on May 15, 2020.

Conference Call and Webcast Information

CapStar will host a conference call and webcast at 8:30 a.m. Central Time on Tuesday, April 28, 2020. During the call, management will review the first quarter results and operational highlights. Interested parties may listen to the call by dialing (844) 412-1002. The conference ID number is 2681305. A simultaneous webcast may be accessed on CapStar’s website at ir.capstarbank.com by clicking on “News & Events.” An archived version of the webcast will be available in the same location shortly after the live call has ended.

About CapStar Financial Holdings, Inc.

CapStar Financial Holdings, Inc. is a bank holding company headquartered in Nashville, Tennessee and operates primarily through its wholly owned subsidiary, CapStar Bank, a Tennessee-chartered state bank. CapStar Bank is a commercial bank that seeks to establish and maintain comprehensive relationships with its clients by delivering customized and creative banking solutions and superior client service. As of March 31, 2020, on a consolidated basis, CapStar had total assets of $2.07 billion, gross loans of $1.45 billion, total deposits of $1.76 billion, and shareholders’ equity of $275.8 million. Visit www.capstarbank.com for more information.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, as defined by federal securities laws, including statements about CapStar Financial Holdings, Inc. (“CapStar”) and its financial outlook and business environment. These statements are based on current expectations and are provided to assist in the understanding of our operations and future financial performance. Our operations and such performance involves risks and uncertainties, including but in no way limited to the effect of the COVID-19 pandemic, that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some of the risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to CapStar’s filings with the Securities and Exchange Commission, including its 2019 Annual Report on Form 10-K under the sections entitled “Forward-Looking Statements” and “Item 1A Risk Factors.”  Forward-looking statements speak only as of the date they are made, and except as otherwise required by applicable law, we undertake no obligation to update or revise forward-looking statements.

NON-GAAP MEASURES

This release includes financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations. Such measures include: “Efficiency ratio – operating,” “Expenses – operating,” “Earnings per share – operating,” “Diluted earnings per share – operating,” “Tangible book value per share,” “Return on common equity – operating,” “Return on tangible common equity – operating,” “Return on assets – operating,” and “Tangible common equity to tangible assets.”

Management has included these non-GAAP measures because it believes these measures may provide useful supplemental information for evaluating CapStar’s underlying performance trends. Further, management uses these measures in managing and evaluating CapStar’s business and intends to refer to them in discussions about our operations and performance. Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable GAAP measures can be found in the ‘Non-GAAP Reconciliation Tables’ included in the exhibits to this presentation.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Income (unaudited) (dollars in thousands, except share data)

First Quarter 2020 Earnings Release

	Three Months Ended
	March 31,
	2020	2019
Interest income:
Loans, including fees	$19,738	$20,592
Securities:
Taxable	1,174	1,346
Tax-exempt	321	377
Federal funds sold	—	19
Restricted equity securities	142	187
Interest-bearing deposits in financial institutions	363	446
Total interest income	21,738	22,967
Interest expense:
Interest-bearing deposits	1,901	1,594
Savings and money market accounts	1,551	1,718
Time deposits	1,481	1,813
Federal funds purchased	—	4
Securities sold under agreements to repurchase	—	5
Federal Home Loan Bank advances	144	831
Total interest expense	5,077	5,965
Net interest income	16,661	17,002
Provision for loan losses	7,553	886
Net interest income after provision for loan losses	9,108	16,116
Noninterest income:
Treasury management and other deposit service charges	775	798
Net gain on sale of securities	27	12
Tri-Net fees	599	641
Mortgage banking income	2,253	1,385
Wealth management fees	407	306
Interchange and debit card transaction fees	724	579
Other noninterest income	1,089	1,014
Total noninterest income	5,874	4,735
Noninterest expense:
Salaries and employee benefits	8,002	8,432
Data processing and software	1,864	1,474
Professional fees	636	543
Occupancy	820	883
Equipment	751	852
Regulatory fees	163	274
Merger related expenses	290	594
Amortization of intangibles	386	430
Other operating	1,299	1,243
Total noninterest expense	14,211	14,725
Income before income taxes	771	6,126
Income tax expense (benefit)	(575)	1,346
Net income	$1,346	$4,780
Per share information:
Basic net income per share of common stock	$0.07	$0.27
Diluted net income per share of common stock	$0.07	$0.25
Weighted average shares outstanding:
Basic	18,392,913	17,783,239
Diluted	18,443,725	18,830,933

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Selected Quarterly Financial Data (unaudited) (dollars in thousands, except share data)

First Quarter 2020 Earnings Release

	Five Quarter Comparison
	3/31/20	12/31/19	9/30/19	6/30/19	3/31/19
Income Statement Data:
Net interest income	$16,661	$16,581	$17,156	$17,008	$17,002
Provision for loan losses	7,553	—	(125)	—	886
Net interest income after provision for loan losses	9,108	16,581	17,281	17,008	16,116
Treasury management and other deposit service charges	775	736	788	813	798
Net gain (loss) on sale of securities	27	9	—	(121)	12
Tri-Net fees	599	274	847	1,024	641
Mortgage banking income	2,253	2,316	2,679	3,087	1,385
Wealth management fees	407	407	379	334	306
Interchange and debit card transaction fees	724	928	754	991	579
Other noninterest income	1,089	1,049	1,341	904	1,014
Total noninterest income	5,874	5,719	6,788	7,032	4,735
Salaries and employee benefits	8,002	9,318	9,229	8,563	8,432
Data processing and software	1,864	1,835	1,790	1,862	1,474
Professional fees	636	531	528	501	543
Occupancy	820	795	858	809	883
Equipment	751	834	1,012	1,026	852
Regulatory fees	163	28	18	272	274
Merger related expenses	290	163	187	1,711	594
Amortization of intangibles	386	397	408	419	430
Other operating	1,299	1,365	1,501	1,307	1,243
Total noninterest expense	14,211	15,266	15,531	16,470	14,725
Net income before income tax expense	771	7,034	8,538	7,570	6,126
Income tax expense (benefit)	(575)	1,613	2,072	1,814	1,346
Net income	$1,346	$5,421	$6,466	$5,756	$4,780
Weighted average shares - basic	18,392,913	18,350,994	17,741,778	17,663,992	17,783,239
Weighted average shares - diluted	18,443,725	18,443,916	18,532,479	18,650,706	18,830,933
Net income per share, basic	$0.07	$0.30	$0.36	$0.33	$0.27
Net income per share, diluted	0.07	0.29	0.35	0.31	0.25
Balance Sheet Data (at period end):
Cash and cash equivalents	$91,450	$101,269	$154,021	$156,085	$120,321
Securities available-for-sale	219,213	213,129	203,500	194,957	233,691
Securities held-to-maturity	3,306	3,313	3,319	3,721	3,727
Loans held for sale	186,937	168,222	129,613	89,629	72,870
Total loans	1,446,835	1,420,102	1,411,768	1,440,617	1,467,786
Allowance for loan losses	(20,114)	(12,604)	(12,828)	(12,903)	(12,959)
Total assets	2,072,585	2,037,201	2,033,911	2,018,421	2,035,811
Non-interest-bearing deposits	442,789	312,096	352,266	326,550	312,597
Interest-bearing deposits	1,320,920	1,417,355	1,379,497	1,396,220	1,366,205
Federal Home Loan Bank advances	10,000	10,000	10,000	10,000	75,000
Total liabilities	1,796,795	1,764,155	1,765,829	1,755,757	1,776,060
Shareholders' equity	$275,790	$273,046	$268,082	$262,664	$259,751
Total shares of common stock outstanding	18,307,802	18,361,922	18,343,403	17,561,476	17,765,124
Total shares of preferred stock outstanding	—	—	—	878,048	878,048
Book value per share of common stock	$15.06	$14.87	$14.61	$14.44	$14.11
Tangible book value per share of common stock *	12.66	12.45	12.17	11.87	11.55
Market value per share of common stock	$9.89	$16.65	$16.58	$15.15	$14.44
Capital ratios:
Total risk based capital	13.64%	13.45%	13.46%	13.29%	12.64%
Tier 1 risk based capital	12.51%	12.73%	12.71%	12.53%	11.90%
Common equity tier 1 capital	12.51%	12.73%	12.71%	12.01%	11.40%
Leverage	11.19%	11.37%	11.24%	11.01%	10.97%

_____________________

*This metric is a non-GAAP financial measure.  See Non-GAAP disclaimer in this earnings release and below for discussion and reconciliation to the most directly comparable GAAP financial measure.

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Selected Quarterly Financial Data (unaudited) (dollars in thousands, except share data)

First Quarter 2020 Earnings Release

	Five Quarter Comparison
	3/31/20	12/31/19	9/30/19	6/30/19	3/31/19
Average Balance Sheet Data:
Cash and cash equivalents	$114,272	$115,100	$129,114	$93,523	$83,689
Investment securities	226,537	225,265	211,460	228,283	251,631
Loans held for sale	180,401	140,731	101,835	91,585	66,880
Loans	1,421,256	1,431,027	1,445,755	1,469,210	1,461,696
Assets	2,059,306	2,030,231	2,005,950	2,004,207	1,988,478
Interest bearing deposits	1,411,666	1,388,496	1,370,988	1,364,211	1,299,205
Deposits	1,735,635	1,711,021	1,704,873	1,678,240	1,588,317
Federal Home Loan Bank advances	20,989	22,391	12,174	42,088	117,278
Liabilities	1,780,756	1,758,663	1,739,509	1,743,010	1,731,373
Shareholders' equity	278,550	271,568	266,441	261,197	257,105
Performance Ratios:
Annualized return on average assets	0.26%	1.06%	1.28%	1.15%	0.97%
Annualized return on average equity	1.94%	7.92%	9.63%	8.84%	7.54%
Net interest margin (1)	3.50%	3.49%	3.66%	3.68%	3.75%
Annualized noninterest income to average assets	1.15%	1.12%	1.34%	1.41%	0.97%
Efficiency ratio	63.06%	68.46%	64.87%	68.51%	67.74%
Loans by Type (at period end):
Commercial and industrial	$447,311	$394,408	$382,816	$404,745	$419,941
Commercial real estate - owner occupied	166,652	172,456	169,370	173,316	170,558
Commercial real estate - non-owner occupied	378,170	387,443	407,378	421,496	403,443
Construction and development	141,087	143,111	132,222	123,901	162,237
Consumer real estate	248,243	256,097	254,736	255,043	248,943
Consumer	27,739	28,426	29,059	26,704	26,241
Other	37,633	38,161	36,187	35,412	36,423
Asset Quality Data:
Allowance for loan losses to total loans	1.39%	0.89%	0.91%	0.90%	0.88%
Allowance for loan losses to non-performing loans	550%	861%	754%	894%	757%
Nonaccrual loans	$3,658	$1,464	$1,701	$1,443	$1,712
Troubled debt restructurings	1,306	2,717	2,725	1,238	1,255
Loans - over 89 days past due and accruing	399	38	551	302	-
Total non-performing loans	3,658	1,464	1,701	1,443	1,712
OREO and repossessed assets	147	1,044	914	914	1,038
Total non-performing assets	3,805	2,508	2,615	2,357	2,750
Non-performing loans to total loans	0.25%	0.10%	0.12%	0.10%	0.12%
Non-performing assets to total assets	0.18%	0.12%	0.13%	0.12%	0.14%
Non-performing assets to total loans and OREO	0.26%	0.18%	0.19%	0.16%	0.19%
Annualized net charge-offs (recoveries) to average loans	0.01%	0.06%	(0.01)%	0.02%	0.01%
Net charge-offs (recoveries)	$43	$224	$(50)	$56	$40
Interest Rates and Yields:
Loans	5.10%	5.24%	5.48%	5.44%	5.49%
Securities (1)	3.04%	3.00%	3.14%	3.22%	3.20%
Total interest-earning assets (1)	4.56%	4.67%	4.95%	5.00%	5.06%
Deposits	1.14%	1.27%	1.38%	1.39%	1.31%
Borrowings and repurchase agreements	2.77%	2.88%	4.12%	3.09%	2.85%
Total interest-bearing liabilities	1.43%	1.58%	1.74%	1.75%	1.71%
Other Information:
Full-time equivalent employees	288	289	290	290	289

_____________________

This information is preliminary and based on CapStar data available at the time of this earnings release.

(1)  Net Interest Margin, Securities yields, and Total interest-earning asset yields are calculated on a tax-equivalent basis.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Analysis of Interest Income and Expense, Rates and Yields (unaudited) (dollars in thousands)

First Quarter 2020 Earnings Release

	For the Three Months Ended March 31,
	2020			2019
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-Earning Assets
Loans (1)	$1,421,256	$18,019	5.10%	$1,461,696	$19,787	5.49%
Loans held for sale	180,401	1,719	3.83%	66,880	805	4.88%
Securities:
Taxable investment securities (2)	181,649	1,316	2.90%	195,191	1,533	3.14%
Investment securities exempt from federal income tax (3)	44,888	321	3.62%	56,440	377	3.38%
Total securities	226,537	1,637	3.04%	251,631	1,910	3.20%
Cash balances in other banks	96,004	363	1.52%	66,335	446	2.73%
Funds sold	71	—	2.80%	2,079	19	3.73%
Total interest-earning assets	1,924,269	21,738	4.56%	1,848,621	22,967	5.06%
Noninterest-earning assets	135,037			139,857
Total assets	$2,059,306			$1,988,478
Interest-Bearing Liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$613,855	1,901	1.25%	$434,151	1,594	1.49%
Savings and money market deposits	500,117	1,551	1.25%	489,989	1,718	1.42%
Time deposits	297,694	1,481	2.00%	375,065	1,813	1.96%
Total interest-bearing deposits	1,411,666	4,933	1.41%	1,299,205	5,125	1.60%
Borrowings and repurchase agreements	20,989	144	2.77%	119,301	840	2.85%
Total interest-bearing liabilities	1,432,655	5,077	1.43%	1,418,506	5,965	1.71%
Noninterest-bearing deposits	323,969			289,111
Total funding sources	1,756,624			1,707,617
Noninterest-bearing liabilities	24,132			23,756
Shareholders’ equity	278,550			257,105
Total liabilities and shareholders’ equity	$2,059,306			$1,988,478
Net interest spread (4)			3.14%			3.36%
Net interest income/margin (5)		$16,661	3.50%		$17,002	3.75%

(1)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(2)	Taxable investment securities include restricted equity securities.
(3)	Yields on tax exempt securities, total securities, and total interest-earning assets are shown on a tax equivalent basis.
(4)	Net interest spread is the average yield on total average interest-earning assets minus the average rate on total average interest-bearing liabilities.
(5)	Net interest margin is annualized net interest income calculated on a tax equivalent basis divided by total average interest-earning assets for the period.

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Non-GAAP Financial Measures (unaudited) (dollars in thousands except share data)

First Quarter 2020 Earnings Release

	Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Operating net income:
Net income	$1,346	$5,421	$6,466	$5,756	$4,780
Add: merger related expenses	290	163	187	1,711	594
Less: income tax impact of merger related expenses	(76)	(43)	(49)	(447)	(155)
Operating net income	$1,560	$5,541	$6,604	$7,020	$5,219

Operating diluted net income per share of common stock:
Operating net income	$1,560	$5,541	$6,604	$7,020	$5,219
Weighted average shares - diluted	18,443,725	18,443,916	18,532,479	18,650,706	18,830,933
Operating diluted net income per share of common stock	$0.08	$0.30	$0.36	$0.38	$0.28

Operating annualized return on average assets:
Operating net income	$1,560	$5,541	$6,604	$7,020	$5,219
Average assets	$2,059,306	$2,030,231	$2,005,950	$2,004,207	$1,988,478
Operating annualized return on average assets	0.30%	1.08%	1.31%	1.40%	1.06%

Operating annualized return on average tangible equity:
Average total shareholders' equity	$278,550	$271,568	$266,441	$261,197	$257,105
Less: average intangible assets	(44,253)	(44,646)	(45,050)	(45,456)	(45,890)
Average tangible equity	234,297	226,922	221,391	215,741	211,215
Operating net income	$1,560	$5,541	$6,604	$7,020	$5,219
Operating annualized return on average tangible equity	2.68%	9.69%	11.83%	13.05%	10.02%

Operating efficiency ratio:
Total noninterest expense	$14,211	$15,266	$15,531	$16,470	$14,725
Less: merger related expenses	(290)	(163)	(187)	(1,711)	(594)
Total operating noninterest expense	13,921	15,103	15,344	14,759	14,131
Net interest income	16,661	16,581	17,156	17,008	17,002
Total noninterest income	5,874	5,719	6,788	7,032	4,735
Total revenues	$22,535	$22,300	$23,944	$24,040	$21,737
Operating efficiency ratio:	61.78%	67.73%	64.08%	61.39%	65.01%

	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Tangible Equity:
Total shareholders' equity	$275,790	$273,046	$268,082	$262,664	$259,751
Less: intangible assets	(44,008)	(44,393)	(44,790)	(45,199)	(45,618)
Tangible equity	$231,782	$228,653	$223,292	$217,465	$214,133

Tangible Common Equity:
Tangible equity	$231,782	$228,653	$223,292	$217,465	$214,133
Less: preferred equity	—	—	—	(9,000)	(9,000)
Tangible common equity	$231,782	$228,653	$223,292	$208,465	$205,133

Tangible Book Value per Share of Common Stock:
Tangible common equity	$231,782	$228,653	$223,292	$208,465	$205,133
Total shares of common stock outstanding	18,307,802	18,361,922	18,343,403	17,561,476	17,765,124
Tangible book value per share of common stock	$12.66	$12.45	$12.17	$11.87	$11.55